EXHIBIT A

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

The undersigned hereby agree as follows:

     (i)  Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

     (ii)  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 29, 2002	JAM PARTNERS, L.P. By its General Partner JAM MANAGERS, L.L.C. By: /s/ Sy Jacobs

Name: Sy Jacobs Title: Managing Member

Dated: May 29, 2002	JAM SPECIAL OPPORTUNITIES FUND, L.P. By its General Partner JAM MANAGERS, L.L.C. By: /s/ Sy Jacobs

Name: Sy Jacobs Title: Managing Member

Dated: May 29, 2002	JAM MANAGERS, L.L.C. By: /s/ Sy Jacobs

Name: Sy Jacobs Title: Managing Member

Dated: May 29, 2002	By: /s/ Sy Jacobs

Name: Sy Jacobs

Dated: May 29, 2002	ENDICOTT PARTNERS, L.P. By its General Partner W.R. ENDICOTT, L.L.C. By: /s/ Wayne K. Goldstein

Name: Wayne K. Goldstein Title: Managing Member

Dated: May 29, 2002	ENDICOTT PARTNERS II, L.P. By its General Partner W.R. ENDICOTT, L.L.C. By: /s/ Wayne K. Goldstein

Name: Wayne k. Goldstein Title: Managing Member

Dated: May 29, 2002	W.R. ENDICOTT, L.L.C. By: /s/ Wayne K. Goldstein

Name: Wayne K. Goldstein Title: Managing Member

Dated: May 29, 2002	ENDICOTT OFFSHORE INVESTORS, LTD. By its Director By: /s/ Robert I. Usdan

Name: Robert I. Usdan

Dated: May 29, 2002	ENDICOTT MANAGEMENT CO. By its Co-President By: /s/ Wayne K. Goldstein

Name: Wayne K. Goldstein

Dated: May 29, 2002	By: /s/ Wayne K. Goldstein

Name: Wayne K. Goldstein

Dated: May 29, 2002	By: /s/ Robert I. Usdan

Name: Robert I. Usdan

Dated: May 29, 2002	By: /s/ Gene F. Gaines

Name: Gene F. Gaines